Exhibit 99.1

Bryn Mawr Bank Corporation

FOR RELEASE: IMMEDIATELY	Ted Peters, Chairman
FOR MORE INFORMATION CONTACT:	610-581-4800
J. Duncan Smith, CFO
610-526-2466

Bryn Mawr Bank Corporation Reports Second Quarter Net Income Increase of 9.5% Despite $914 Thousand in Merger Costs, Completes Davidson Trust Acquisition

BRYN MAWR, Pa., July 26, 2012 - Bryn Mawr Bank Corporation (NASDAQ: BMTC), (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today announced net income for the three months ended June 30, 2012 of $5.3 million, an increase of $456 thousand, or 9.5%, from net income of $4.8 million for the same period in 2011. Diluted earnings per share of $0.40 for the three months ended June 30, 2012 was an increase of $0.02 per share as compared to diluted earnings per share of $0.38 for the same period in 2011. Included in the net income for the three months ended June 30, 2012 are tax-effected due diligence and merger-related expenses of $599 thousand, as compared to tax-effected due diligence and merger-related expenses of $117 thousand for the same period in 2011, an increase of $482 thousand.

On July 26, 2012, the Board of Directors of the Corporation declared a quarterly dividend of $0.16 per share. The dividend is payable September 1, 2012, to shareholders of record as of August 7, 2012.

On May 15, 2012, the Corporation announced the completion of its acquisition of Davidson Trust Company (“DTC”). The acquisition increased the Wealth Management Division’s assets under management by approximately $1.0 billion.

Ted Peters, Chairman and Chief Executive Officer commented, “We are pleased with our strong performance for the first half of the year and confident that our recent acquisition of the Davidson Trust Company will have a positive effect on our bottom line.” Frank Leto, Executive Vice President and head of the Wealth Management Division added, “The acquisition has expanded our talented and experienced Wealth staff, helping secure our position as a premier wealth services provider in the area.”

As announced, on May 2, 2012, the Corporation entered into a definitive agreement to acquire certain consumer and business deposit and loan accounts, as well as a branch location in Wilmington, Delaware, from the First Bank of Delaware. The purchase is expected to increase both loans and deposits by approximately $100 million each and is expected to close in the fourth quarter of 2012.

Mr. Peters continued, “Like all banks, the current low interest rate environment continues to exert pressure on our net interest margin as we strive to competitively price our loan and deposit products. However, we anticipate considerable opportunities from the First Bank of Delaware transaction as we expect to add $100 million in earning assets and to leverage our already established wealth management presence within Delaware.” Joe Keefer, Executive Vice President and Chief Lending Officer added, “We look forward to working with our new customers in Delaware and welcoming them to Bryn Mawr Trust.”

SIGNIFICANT ITEMS OF NOTE

•

The financial results for the three months ended June 30, 2012 as compared to the same period in 2011 reflect both the impact of the May 27, 2011 acquisition of the Private Wealth Management Group of the Hershey Trust Company (“PWMG”) and, to a lesser extent, the May 15, 2012 acquisition of DTC.

•

Net income for the three months ended June 30, 2012 increased $456 thousand, or 9.5%, as compared to the same period in 2011. The Corporation experienced substantial increases in revenue for wealth management services and gain on sale of residential mortgage loans, as well as a decrease in the provision for loan and lease losses for the three months ended June 30, 2012, as compared to the same period in 2011. These improvements were partially offset by an increase in due diligence and merger-related expenses, salaries and employee benefits, intangible asset amortization and other operating expenses between the periods.

•

Tax-equivalent net interest income of $16.0 million for the three months ended June 30, 2012 increased $127 thousand or 0.8% from the $15.9 million of tax-equivalent net interest income for the same period in 2011. This increase was due to a $767 thousand reduction in the interest paid on interest-bearing liabilities, partially offset by a $647 thousand decrease in the interest earned on interest-earning assets as a result of the continued low-rate environment.

•

The tax-equivalent net interest margin of 3.85%, for the three months ended June 30, 2012 was a 16 basis point decline from the 4.01% tax-equivalent net interest margin for the same period in 2011, as the yield on interest-earning assets decreased 38 basis points as compared to the same period in 2011. This decrease was partially offset by a 26 basis point decrease in the rate paid on interest-bearing liabilities between the periods.

•

Revenue for wealth management services for the three months ended June 30, 2012 was $7.2 million, an increase of 42.1% from the $5.1 million generated during the same period in 2011. Wealth Management Division assets under management, administration, supervision and brokerage as of June 30, 2012 were $6.3 billion, an increase of $1.4 billion, or 30.0%, from June 30, 2011. This increase was the result of the May 15, 2012 acquisition of DTC, along with organic growth resulting from the continued successes of the division’s strategic initiatives.

•

Net gain on sale of residential mortgage loans for the three months ended June 30, 2012 was $1.3 million as compared to $656 thousand for the same period in 2011. The 98.8% increase was attributable to a $20.4 million, or 65.5%, increase in residential mortgage loan originations between the periods, coupled with the Corporation’s decision to sell a larger portion of these loans, rather than hold them in portfolio. During the three months ended June 30, 2012, the Corporation sold $44.2 million of residential mortgage loans, representing 86.0% of originations, as compared to $17.2 million, or 55.2% of originations, during the same period in 2011.

•

Non-interest income of $11.4 million, representing 41.6% of total revenue (net interest income plus non-interest income), for the three months ended June 30, 2012, increased $3.2 million, or 39.0%, from the same period in 2011. Non-interest income was 34.1% of total revenue for the three months ended June 30, 2011.

•

Salaries and employee benefits for the three months ended June 30, 2012 of $10.1 million increased $1.8 million, or 21.8%, as compared to the same period in 2011. The increase between the periods was related to the staffing increases resulting from the PWMG and DTC acquisitions, annual salary increases, along with increases in health insurance costs.

•

Amortization of intangible assets for the three months ended June 30, 2012 increased $294 thousand, or 110.5%, as compared to the same period in 2011, primarily due to the amortization expense associated with the $12.4 million of amortizable intangible assets acquired in the May 27, 2011 acquisition of PWMG and, to a lesser extent, the amortization expense associated with the $4.9 million of amortizable intangible assets acquired in the May 15, 2012 acquisition of DTC.

•

Deposits of $1.43 billion, as of June 30, 2012, increased $44.2 million, or 3.2%, from $1.38 billion as of December 31, 2011. Primarily contributing to this increase was a $74.6 million, or 18.9%, increase in money market deposits, partially offset by a $29.8 million, or 45.7%, decrease in wholesale non-maturity deposits between the dates. Non-interest-bearing deposits continue to be strong, representing 23.6% of total deposits as of both June 30, 2012 and December 31, 2011.

•

Total portfolio loans and leases of $1.30 billion, as of June 30, 2012, remained relatively unchanged from $1.29 billion as of December 31, 2011. Loan growth was primarily concentrated in the commercial mortgage and consumer loan segments of the portfolio, partially offset by decreases in the commercial and industrial, construction, residential mortgage and home equity segments of the portfolio.

•

Nonperforming loans and leases, as of June 30, 2012, totaled $18.3 million, or 1.41% of portfolio loans and leases, as compared to $14.3 million, or 1.11% of portfolio loans and leases as of December 31, 2011. However, nonperforming loans and leases declined $4.3 million during the three months ended June 30, 2012, from $22.6 million as of March 31, 2012, a decrease of 18.9%. Included in the $18.3 million of nonperforming loans and leases as of June 30, 2012 is a $1.0 million commercial and industrial loan which paid off, in full, on July 2, 2012.

•

The provision for loan and lease losses (the “Provision”) for the three months ended June 30, 2012 was $1.0 million, a decrease of $916 thousand as compared to the same period in 2011. The decrease in the Provision between periods was primarily due to reduced charge-off activity, as impairments of non-performing loans declined for the three months ended June 30, 2012, as compared to the same period in 2011.

•

The allowance for loan and lease losses, as of June 30, 2012, of $13.1 million, was 1.01% of portfolio loans and leases, as compared to $12.8 million, or 0.98% of portfolio loans and leases as of December 31, 2011.

•

Available for sale investment securities as of June 30, 2012 totaled $329.9 million, as compared to $272.3 million as of December 31, 2011, as cash inflows from deposit increases as well as Federal Home Loan Bank advances were utilized to fund investment purchases. The net gain on sale of available for sale investment securities for the three months ended June 30, 2012 was $716 thousand, as compared to a net gain on sale of $577 thousand for the same period in 2011.

•

The capital ratios for the Bank and the Corporation, as shown in the table below, indicate levels well above the regulatory minimum to be considered “well capitalized”. The Corporation’s equity grew $11.7 million, or 6.3%, from December 31, 2011 to June 30, 2012. However, the Corporation’s tangible equity ratio, as of June 30, 2012, decreased 13 basis points to 8.14%, as compared to 8.27% as of December 31, 2011. This decrease was directly related to the $11.0 million of goodwill and intangible assets recorded in connection with the DTC acquisition.

•

Construction has begun on our full-service branch in Bala Cynwyd, Pennsylvania, just outside Philadelphia. The branch is projected to be completed and open for business during the fourth quarter of 2012.

EARNINGS CONFERENCE CALL

The Corporation will hold an earnings conference call at 8:30 a.m. EDT on Friday, July 27, 2012. Interested parties may participate by calling 1-877-317-6789, conference number 10015161. A taped replay of the conference call will be available within one hour after the conclusion of the call and will remain available through August 13, 2012. The number to call for the taped replay is 1-877-344-7529 and the Replay Passcode is 10015161.

The conference call will be simultaneously broadcast live over the Internet through a webcast on the investor relations portion of the Bryn Mawr Bank Corporation’s website. To access the call, please visit the website at http://www.bmtc.com/investor_01.cfm. An online archive of the webcast will be available within one hour of the conclusion of the call. The Corporation has also recently expanded its Investor Relations website to include added resources and information for shareholders and interested investors. Interested parties are encouraged to utilize the expanded resources of the site for more information on Bryn Mawr Bank Corporation or by calling Aaron Strenkoski, Vice President – Finance/Investor Relations at 610-581-4822.

FORWARD LOOKING STATEMENTS AND SAFE HARBOR

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may”, “would”, “should”, “could”, “will”, “likely”, “possibly”, “expect,” “anticipate,” “intend”, “estimate”, “target”, “potentially”, “probably”, “outlook”, “predict”, “contemplate”, “continue”, “plan”, “forecast”, “project”, “are optimistic”, “are looking”, “are looking forward” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation’s control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; material differences in the actual financial results, cost savings and revenue enhancements associated with our acquisitions including our acquisition of the Private Wealth Management Group of the Hershey Trust Company and Davidson Trust Company and

the anticipated acquisition of First Bank of Delaware; and other factors as described in our securities filings. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K, as well as any changes in risk factors that we may identify in our quarterly or other reports filed with the SEC.

# # # #

Bryn Mawr Bank Corporation

Consolidated Statements of Income - (unaudited)

(Dollars in thousands, except per share data)

	For The Three Months Ended
	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sept 30, 2011	Jun 30, 2011

Interest income	$18,204	$18,353	$18,690	$18,672	$18,851
Interest expense	2,285	2,387	2,772	3,018	3,052

Net interest income	15,919	15,966	15,918	15,654	15,799
Provision for loan and lease losses	1,003	1,000	1,056	1,828	1,919

Net interest income after provision for loan and lease losses	14,916	14,966	14,862	13,826	13,880

Fees for wealth management services	7,211	6,229	6,306	6,098	5,075
Loan servicing and other fees	436	435	454	449	460
Service charges on deposits	609	580	654	646	615
Net gain on sale of residential mortgage loans	1,304	1,170	699	764	656
Net gain on sale of available for sale investments	716	—	373	343	577
Net gain (loss) on sale of other real estate owned (“OREO”)	—	(41)	(38)	70	(110)
BOLI income	105	118	114	115	118
Other operating income	972	1,111	937	791	774

Non-interest income	11,353	9,602	9,499	9,276	8,165

Salaries and wages	8,075	7,505	7,404	7,639	6,700
Employee benefits	2,023	2,160	1,889	1,674	1,591
Occupancy and bank premises	1,395	1,375	1,424	1,225	1,241
Furniture fixtures and equipment	940	891	938	865	810
Advertising	359	320	257	204	441
Net (recovery) impairment of mortgage servicing rights	87	(110)	114	468	196
Amortization of mortgage servicing rights	256	219	225	197	158
Intangible asset amortization	560	509	522	541	266
FDIC insurance	234	219	218	238	250
Merger related / due diligence expense	914	209	(79)	135	174
Professional fees	571	657	647	516	738
Other operating expenses	2,831	2,588	2,916	2,283	2,304

Non-interest expense	18,245	16,542	16,475	15,985	14,869

Income before income taxes	8,024	8,026	7,886	7,117	7,176
Income tax expense	2,763	2,791	2,716	2,095	2,371

Net income	$5,261	$5,235	$5,170	$5,022	$4,805

Per share data:
Weighted average shares outstanding	13,156,231	13,065,885	12,989,352	12,948,979	12,693,782
Dilutive common shares (est)	158,570	147,502	99,464	36,306	24,491

Adjusted weighted average dilutive shares	13,314,801	13,213,387	13,088,816	12,985,285	12,718,273

Basic earnings per common share	$0.40	$0.40	$0.40	$0.39	$0.38

Diluted earnings per common share	$0.40	$0.40	$0.39	$0.39	$0.38

Dividend declared per share	$0.16	$0.16	$0.15	$0.15	$0.15

Effective tax rate	34.4%	34.8%	34.4%	29.4%	33.0%

Bryn Mawr Bank Corporation

Consolidated Statements of Income - (unaudited)

(Dollars in thousands, except per share data)

	For The Six Months Ended
	Jun 30, 2012	Jun 30, 2011

Interest income	$36,557	$37,077
Interest expense	4,672	5,871

Net interest income	31,885	31,206
Provision for loan and lease losses	2,003	3,204

Net interest income after provision for loan and lease losses	29,882	28,002

Fees for wealth management services	13,440	9,265
Loan servicing and other fees	871	921
Service charges on deposits	1,189	1,195
Net gain on sale of residential mortgage loans	2,474	1,054
Net gain on sale of available for sale investments	716	1,067
BOLI income	223	233
Net loss on sale of other real estate owned (“OREO”)	(41)	(129)
Other operating income	2,083	1,769

Non-interest income	20,955	15,375

Salaries and wages	15,580	13,041
Employee benefits	4,183	3,326
Occupancy and bank premises	2,770	2,527
Furniture fixtures and equipment	1,831	1,706
Advertising	679	705
Net (recovery) impairment of mortgage servicing rights	(23)	204
Amortization of mortgage servicing rights	475	327
Intangible asset amortization	1,069	427
FDIC insurance	453	730
Merger related / due diligence expense	1,123	481
Professional fees	1,228	1,148
Other operating expenses	5,419	4,444

Non-interest expense	34,787	29,066

Income before income taxes	16,050	14,311
Income tax expense	5,554	4,790

Net income	$10,496	$9,521

Per share data:
Weighted average shares outstanding	13,111,058	12,520,211
Dilutive common shares (est)	153,036	19,446

Adjusted weighted average shares	13,264,094	12,539,657

Basic earnings per common share	$0.80	$0.76

Diluted earnings per common share	$0.79	$0.76

Dividend declared per share	$0.32	$0.30

Effective tax rate	34.6%	33.5%

Bryn Mawr Bank Corporation

Consolidated Balance Sheets - (unaudited)

(Dollars in thousands)

	June 30, 2012	Mar 31, 2012	Dec 31, 2011	Sept 30, 2011	June 30, 2011
Assets

Interest bearing deposits with banks	$68,133	$55,548	$57,265	$52,205	$34,780
Money market funds	191	211	104	106	113
Investment securities - AFS	329,876	326,601	272,317	275,729	289,762

Loans held for sale	1,668	5,784	1,588	4,857	5,923

Portfolio loans:
Consumer	15,920	13,644	11,429	12,235	12,116
Commercial & industrial	264,116	270,766	267,204	271,228	257,771
Commercial mortgages	445,254	430,896	419,130	414,656	404,000
Construction	33,815	51,274	52,844	59,303	55,804
Residential mortgages	304,249	306,911	306,478	279,696	280,093
Home equity lines & loans	202,676	202,015	207,917	209,687	210,477
Leases	30,549	28,974	30,390	31,552	33,187

Total portfolio loans and leases	1,296,579	1,304,480	1,295,392	1,278,357	1,253,448

Earning assets	1,696,447	1,692,624	1,626,666	1,611,254	1,584,026

Cash and due from banks	13,147	11,939	11,771	10,801	20,620
Allowance for loan and lease losses	(13,140)	(13,040)	(12,753)	(11,654)	(11,341)
Premises and equipment	28,911	28,680	29,328	29,615	29,469
Accrued interest receivable	6,009	6,037	6,061	6,075	6,103
Mortgage servicing rights	4,220	4,217	4,041	4,206	4,662
Goodwill	29,752	24,689	24,689	23,169	23,169
Other intangible assets	22,855	17,505	18,014	18,536	19,077
Bank owned life insurance (“BOLI”)	19,658	19,552	19,434	19,321	19,205
FHLB stock	10,746	11,009	11,588	12,198	12,840
Net Deferred income tax asset	11,208	12,721	13,662	13,781	13,400
Other investments	5,955	5,710	5,612	4,982	5,229
Other assets	19,117	16,432	16,794	14,835	14,268

Total assets	$1,854,885	$1,838,075	$1,774,907	$1,757,119	$1,740,727

Liabilities and shareholders’ equity

Interest-bearing checking	$237,126	$235,841	$233,562	$224,609	$222,128
Money market	468,314	418,503	393,729	384,463	350,285
Savings	133,204	135,912	130,613	130,910	129,684
Wholesale non-maturity deposits	35,365	66,518	65,173	65,428	65,185
Wholesale time deposits	22,505	22,062	23,550	28,992	31,818
Time deposits	193,081	212,003	209,333	224,331	242,683

Interest-bearing deposits	1,089,595	1,090,839	1,055,960	1,058,733	1,041,783

Non-interest bearing deposits	336,972	334,918	326,409	292,415	295,656

Total deposits	1,426,567	1,425,757	1,382,369	1,351,148	1,337,439

Subordinated debentures	22,500	22,500	22,500	22,500	22,500
Junior subordinated debentures	—	—	—	11,992	12,004
Short-term borrowings	14,675	13,254	12,863	22,535	9,541
FHLB advances and other borrowings	169,588	164,698	147,795	140,532	152,501
Other liabilities	23,957	20,537	23,467	21,278	23,359
Shareholders’ equity	197,598	191,329	185,913	187,134	183,383

Total liabilities and shareholders’ equity	$1,854,885	$1,838,075	$1,774,907	$1,757,119	$1,740,727

Bryn Mawr Bank Corporation

Consolidated Quarterly Average Balance Sheets - (unaudited)

(Dollars in thousands)

	2012 2Q	2012 1Q	2011 4Q	2011 3Q	2011 2Q
Assets

Interest bearing deposits with banks	$57,542	$38,337	$56,570	$57,855	$47,159
Money market funds	192	219	109	108	217
Investment securities	319,806	302,708	277,946	281,567	292,097
Loans held for sale	3,810	3,935	3,888	6,060	4,347
Portfolio loans and leases	1,290,209	1,295,617	1,282,916	1,253,804	1,244,140

Earning assets	1,671,559	1,640,816	1,621,429	1,599,394	1,587,960

Cash and due from banks	12,259	11,539	11,516	11,905	12,224
Allowance for loan and lease losses	(13,383)	(13,089)	(12,110)	(11,790)	(11,091)
Premises and equipment	28,866	29,095	29,586	29,706	29,335
Goodwill	26,201	24,688	23,190	23,169	19,745
Other intangible assets	21,427	17,804	18,319	18,860	11,669
Bank owned life insurance	19,589	19,480	19,359	19,246	19,128
Deferred income taxes	11,943	13,454	13,878	13,200	14,105
Other assets	39,742	41,397	39,884	40,266	42,805

Total assets	$1,818,203	$1,785,184	$1,765,051	$1,743,956	$1,725,880

Liabilities and shareholders’ equity

Interest-bearing checking	$236,131	$227,817	$224,648	$225,569	$229,451
Money market	436,717	406,972	394,150	367,276	355,740
Savings	133,105	132,451	132,617	131,421	132,046
Wholesale non-maturity deposits	47,463	65,117	65,127	65,177	65,129
Wholesale time deposits	22,280	22,354	27,749	29,187	34,106
Time deposits	203,344	210,973	214,684	234,645	237,771

Interest-bearing deposits	1,079,040	1,065,684	1,058,975	1,053,275	1,054,243

Non-interest bearing deposits	323,539	305,468	304,883	290,468	279,210

Total deposits	1,402,579	1,371,152	1,363,858	1,343,743	1,333,453

Subordinated debentures	22,500	22,500	22,500	22,500	22,500
Junior subordinated debentures	—	—	10,294	12,000	12,012
Short-term borrowings	13,149	13,885	15,147	10,908	9,260
FHLB advances and other borrowings	163,908	165,402	140,177	148,963	149,215
Other liabilities	23,159	25,258	24,991	21,481	24,562
Shareholders’ equity	192,908	186,987	188,084	184,361	174,878

Total liabilities and shareholders’ equity	$1,818,203	$1,785,184	$1,765,051	$1,743,956	$1,725,880

Bryn Mawr Bank Corporation

Consolidated Average Balance Sheets - (unaudited)

(Dollars in thousands)

	2012 Year-to-date	2011 Year-to-date
Assets

Interest bearing deposits with banks	$47,939	$47,180
Money market funds	205	197
Investment securities	311,257	301,586
Loans held for sale	3,872	3,418
Portfolio loans and leases	1,292,914	1,223,004

Earning assets	1,656,187	1,575,385

Cash and due from banks	11,899	12,424
Allowance for loan and lease losses	(13,236)	(10,835)
Premises and equipment	28,981	29,228
Goodwill	25,444	18,708
Intangible assets	19,616	9,348
Bank owned life insurance	19,534	19,070
FHLB stock	11,114	13,178
Deferred tax asset	12,699	14,334
Other assets	29,456	30,546

Total assets	$1,801,694	$1,711,386

Liabilities and shareholders’ equity

Interest-bearing checking	$231,975	$228,582
Money market	421,844	347,200
Savings	132,778	131,829
Wholesale non-maturity deposits	56,290	70,478
Wholesale time deposits	22,317	32,423
Time deposits	207,158	239,626

Interest-bearing deposits	1,072,362	1,050,138

Non-interest bearing deposits	314,504	277,264

Total deposits	1,386,866	1,327,402

Subordinated debentures	22,500	22,500
FHLB advances and other borrowings	164,943	146,287
Junior subordinated debentures	—	12,019
Short-term borrowings	13,229	9,705
Other liabilities	24,209	23,914
Shareholders’ equity	189,947	169,559

Total liabilities and shareholders’ equity	$1,801,694	$1,711,386

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data - (unaudited)

(Dollars in thousands, except per share data)

March 31, 2012

For the period end:	2012 2Q	2012 1Q	2011 4Q	2011 3Q	2011 2Q
Asset Quality Data

Nonaccrual loans and leases	$14,929	$22,570	$14,315	$14,208	$16,128
90 + days past due loans - still accruing	3,376	—	—	—	—

Nonperforming loans and leases	18,305	22,570	14,315	14,208	16,128
Other real estate owned	865	404	549	1,301	811

Total nonperforming assets	$19,170	$22,974	$14,864	$15,509	$16,939

Troubled debt restructurings included in nonperforming	$4,005	$4,223	$4,300	$901	$1,478
Troubled debt restructurings in compliance with modified terms	8,302	7,970	7,166	7,182	5,469

Total troubled debt restructurings	$12,307	$12,193	$11,466	$8,083	$6,947

Nonperforming loans and leases / portfolio loans	1.41%	1.73%	1.11%	1.11%	1.29%
Nonperforming assets / assets	1.03%	1.25%	0.84%	0.88%	0.97%

Net loan (recoveries) charge-offs (annualized)/ average loans	0.26%	0.21%	-0.02%	0.49%	0.36%
Net lease charge-offs (annualized)/ average leases	0.94%	0.67%	0.22%	0.37%	1.81%
Net loan and lease (recoveries) charge-offs (annualized)/ average loans and leases	0.28%	0.23%	-0.01%	0.49%	0.40%

Delinquency rate - loans and leases >30days	1.36%	1.52%	1.37%	1.33%	1.35%

Delinquent loans and leases - 30-89 days	$2,722	$5,468	$5,311	$4,480	$3,492

Delinquency rate - loans and leases 30-89 days	0.21%	0.28%	0.29%	0.35%	0.28%

Changes in the allowance for loan and lease losses

Balance, beginning of period	$13,040	$12,753	$11,654	$11,341	$10,648

Charge-offs	(960)	(839)	(466)	(1,817)	(1,325)

Recoveries	57	126	509	302	99

Net (charge-offs) / recoveries	(903)	(713)	43	(1,515)	(1,226)

Provision for loan and lease losses	1,003	1,000	1,056	1,828	1,919

Balance, end of period	$13,140	$13,040	$12,753	$11,654	$11,341

Allowance for loan and lease losses / loans and leases	1.01%	1.00%	0.98%	0.91%	0.90%
Allowance for loan and lease losses / nonperforming loans and leases	71.8%	57.8%	89.1%	82.0%	70.3%

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data - (unaudited)

(Dollars in thousands, except per share data)

March 31, 2012

For the period and period end:	2012 2Q	2012 1Q	2011 4Q	2011 3Q	2011 2Q
Selected ratios (annualized):

Return on average assets	1.16%	1.18%	1.16%	1.14%	1.12%
Return on average shareholders’ equity	10.97%	11.26%	10.91%	10.81%	11.02%
Return on average tangible equity (a non-GAAP measure) (2)	14.57%	14.57%	14.00%	14.00%	13.44%
Yield on loans and leases*	5.32%	5.33%	5.46%	5.52%	5.63%
Yield on interest earning assets*	4.40%	4.52%	4.59%	4.65%	4.78%
Cost of interest bearing funds	0.72%	0.76%	0.88%	0.96%	0.98%
Net interest margin*	3.85%	3.93%	3.91%	3.90%	4.01%
Book value per share	$14.75	$14.43	$14.09	$14.30	$14.17
Tangible book value per share	$10.82	$11.25	$10.82	$11.11	$10.91
Period end shares outstanding	13,398,237	13,254,694	13,194,439	13,086,770	12,941,320

Selected data:

Mortgage loans originated	$51,427	$55,385	$60,467	$38,998	$31,072

Mortgage loans sold - servicing retained	$41,986	$32,778	$20,883	$26,090	$14,957
Mortgage loans sold - servicing released	2,238	1,223	1,164	1,922	2,196

Total mortgage loans sold	$44,224	$34,001	$22,047	$28,012	$17,153

Yield on loans sold	2.95%	3.44%	3.17%	2.73%	3.82%

Mortgage loans serviced for others	$575,533	$571,440	$574,422	$593,125	$595,196

Total Wealth assets under management / administration / supervision / brokerage (1)	$6,275,940	$5,152,965	$4,831,631	$4,501,433	$4,830,417

*	Yield on loans and leases, interest earning assets and net interest margin are calculated on a tax equivalent basis.
(1)	Brokerage Assets represent assets held at a registered broker dealer under a networking agreement.
(2)	Tangible equity equals shareholders’ equity minus goodwill and other intangible assets.

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data - (unaudited)

(Dollars in thousands, except per share data)

March 31, 2012

	2012 Year-to-date	2011 Year-to-date
Selected ratios (annualized):

Return on average assets	1.17%	1.12%
Return on average shareholders’ equity	11.11%	11.32%
Return on average tangible equity (a non-GAAP measure) (2)	14.57%	13.57%
Yield on loans and leases*	5.33%	5.63%
Yield on interest earning assets*	4.46%	4.77%
Cost of interest bearing funds	0.74%	0.95%
Net interest margin*	3.89%	4.02%

Selected data:

Mortgage loans originated	$106,812	$69,216

Mortgage loans sold - servicing retained	$74,764	$28,259
Mortgage loans sold - servicing released	3,461	3,145

Total mortgage loans sold	$78,225	$31,404

*	Yield on loans and leases, interest earning assets and net interest margin are calculated on a tax equivalent basis.
(2)	Tangible equity equals shareholders’ equity minus goodwill and other intangible assets.

Investment Portfolio ($’s in thousands)	As of June 30, 2012			As of December 31, 2011			As of June 30, 2011
	Amortized Cost	Fair Value	Net Unrealized Gain / (Loss)	Amortized Cost	Fair Value	Net Unrealized Gain / (Loss)	Amortized Cost	Fair Value	Net Unrealized Gain / (Loss)
SECURITY DESCRIPTION

Obligations of U. S. government and agencies	$88,859	$89,473	$614	$104,252	$104,570	$318	$124,933	$125,594	$661

State & political subdivisions	16,411	16,533	123	8,210	8,366	156	4,528	4,575	47

Mortgage backed securities	133,529	136,240	2,711	95,713	97,834	2,121	109,468	111,217	1,749

Collateralized mortgage obligations	60,805	61,139	334	32,418	32,623	205	21,418	21,537	119

Equity securities	—	—	—	—	—	—	243	295	52

Other debt securities	1,900	1,900	—	1,900	1,882	(18)	1,400	1,400	—

Bond - mutual funds	11,456	11,411	(45)	12,091	11,904	(187)	11,900	11,953	53

Investment CD’s	2,380	2,398	18	2,411	2,420	9	2,441	2,439	(2)

Corporate bonds	10,492	10,782	289	12,616	12,718	102	10,708	10,752	44

Total Investment Portfolio	$325,832	$329,876	$4,044	$269,611	$272,317	$2,706	$287,039	$289,762	$2,723

Capital Ratios

	Regulatory Minimum To Be Well Capitalized	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011

Bryn Mawr Trust Company Consolidated

Tier I Capital to Risk Weighted Assets (RWA)	6.00%	11.78%	12.19%	11.78%	11.32%	11.05%
Total (Tier II) Capital to RWA	10.00%	14.38%	14.80%	14.37%	13.82%	13.56%
Tier I Leverage Ratio	5.00%	9.15%	9.58%	9.37%	9.15%	8.94%
Tangible Equity Ratio		8.42%	8.72%	8.67%	8.79%	8.54%

Bryn Mawr Bank Corporation

Tier I Capital to Risk Weighted Assets (RWA)	6.00%	11.38%	11.63%	11.26%	11.71%	11.55%
Total (Tier II) Capital to RWA	10.00%	13.98%	14.23%	13.83%	14.19%	14.05%
Tier I Leverage Ratio	5.00%	8.87%	9.16%	8.97%	9.47%	9.36%
Tangible Equity Ratio		8.14%	8.30%	8.27%	8.48%	8.31%

Bryn Mawr Bank Corporation

Quarterly Average Balances and Tax Equivalent Income and Expense and Tax Equivalent Yields - (unaudited)

	2nd Quarter 2012			1st Quarter 2012			4th Quarter 2011			3rd Quarter 2011			2nd Quarter 2011
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid

Assets:
Interest-bearing deposits with other banks	$57,542	$30	0.21%	$38,337	$23	0.24%	$56,570	$27	0.19%	$57,855	$29	0.20%	$47,159	$27	0.23%
Money market funds	192	—	—	219	—	—	109	—	—	108	—	—	217	—	—
Investment securities available for sale:
Taxable	305,757	1,064	1.40%	293,086	1,122	1.54%	271,410	998	1.46%	277,634	1,159	1.66%	287,007	1,357	1.90%
Tax-exempt	14,049	66	1.89%	9,622	53	2.22%	6,536	32	1.94%	3,933	18	1.82%	5,090	25	1.97%

Investment securities available for sale	319,806	1,130	1.42%	302,708	1,175	1.56%	277,946	1,030	1.47%	281,567	1,177	1.66%	292,097	1,382	1.90%

Loans and leases *	1,294,019	17,125	5.32%	1,299,552	17,234	5.33%	1,286,804	17,699	5.46%	1,259,864	17,529	5.52%	1,248,487	17,516	5.63%

Total interest earning assets	1,671,559	18,285	4.40%	1,640,816	18,432	4.52%	1,621,429	18,756	4.59%	1,599,394	18,735	4.65%	1,587,960	18,925	4.78%

Cash and due from banks	12,259			11,539			11,516			11,905			12,224
Less allowance for loan and lease losses	(13,383)			(13,089)			(12,110)			(11,790)			(11,091)
Other assets	147,768			145,918			144,216			144,447			136,787

Total assets	$1,818,203			$1,785,184			$1,765,051			$1,743,956			$1,725,880

Liabilities:

Savings, NOW and market rate deposits	$805,953	$586	0.29%	$767,240	$559	0.29%	$751,415	$711	0.38%	$724,266	$772	0.42%	$717,237	$759	0.42%
Other wholesale deposits	47,463	43	0.36%	65,117	53	0.33%	65,127	50	0.30%	65,177	51	0.31%	65,129	52	0.32%
Wholesale deposits	22,280	24	0.43%	22,354	24	0.43%	27,749	73	1.04%	29,187	86	1.17%	34,106	87	1.02%
Time deposits	203,344	412	0.81%	210,973	490	0.93%	214,684	520	0.96%	234,645	585	0.99%	237,771	620	1.05%

Total interest-bearing deposits	1,079,040	1,065	0.40%	1,065,684	1,126	0.42%	1,058,975	1,354	0.51%	1,053,275	1,494	0.56%	1,054,243	1,518	0.58%

Subordinated debentures	22,500	291	5.20%	22,500	291	5.20%	22,500	287	5.06%	22,500	279	4.92%	22,500	279	4.97%
Junior subordinated debentures	—	—	—%	—	—	—%	10,294	236	9.10%	12,000	271	8.96%	12,012	271	9.05%
Short-term borrowings	13,149	5	0.15%	13,885	6	0.17%	15,147	6	0.16%	10,908	6	0.22%	9,260	6	0.26%
FHLB advances and other borrowings	163,908	924	2.27%	165,402	964	2.34%	140,177	889	2.52%	148,963	968	2.58%	149,215	978	2.63%

Total interest-bearing liabilities	1,278,597	2,285	0.72%	1,267,471	2,387	0.76%	1,247,093	2,772	0.88%	1,247,646	3,018	0.96%	1,247,230	3,052	0.98%

Noninterest-bearing deposits	323,539			305,468			304,883			290,468			279,210
Other liabilities	23,159			25,258			24,991			21,481			24,562

Total noninterest-bearing liabilities	346,698			330,726			329,874			311,949			303,772

Total liabilities	1,625,295			1,598,197			1,576,967			1,559,595			1,551,002

Shareholders’ equity	192,908			186,987			188,084			184,361			174,878

Total liabilities and shareholders’ equity	$1,818,203			$1,785,184			$1,765,051			$1,743,956			$1,725,880

Interest income to earning assets			4.40%			4.52%			4.59%			4.65%			4.78%

Net interest spread			3.68%			3.76%			3.71%			3.69%			3.80%
Effect of noninterest-bearing sources			0.17%			0.17%			0.20%			0.21%			0.21%

Net interest income/ margin on earning assets		$16,000	3.85%		$16,045	3.93%		$15,984	3.91%		$15,717	3.90%		$15,873	4.01%

Tax equivalent adjustment		$81	0.02%		$79	0.02%		$66	0.02%		$64	0.02%		$74	0.02%

*	Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.

Bryn Mawr Bank Corporation

Average Balances and Tax Equivalent Income and Expense and Tax Equivalent Yields

For the Six Months ended June 30,

	2012			2011
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid

Assets:
Interest-bearing deposits with other banks	$47,939	52	0.22%	$47,180	$178	0.76%
Federal funds sold	—	—	—	—	—	—%
Money market funds	205	—	%	197	1	1.02%
Investment securities available for sale:
Taxable	299,422	2,153	1.45%	286,260	2,602	1.83%
Tax-exempt	11,835	116	1.97%	15,326	269	3.54%

Investment securities available for sale	311,257	2,269	1.47%	301,586	2,871	1.92%

Loans and leases *	1,296,786	34,397	5.33%	1,226,422	34,233	5.63%

Total interest earning assets	1,656,187	36,718	4.46%	1,575,385	37,283	4.77%

Cash and due from banks	11,899			12,424
Less allowance for loan and lease losses	(13,236)			(10,835)
Other assets	146,844			134,412

Total assets	$1,801,694			$1,711,386

Liabilities:

Savings, NOW and market rate deposits	$786,597	$1,145	0.29%	$707,611	$1,476	0.42%
IND / IDC deposits	56,290	96	0.34%	70,478	123	0.35%
Wholesale deposits	22,317	48	0.43%	32,423	162	1.01%
Time deposits	207,158	901	0.87%	239,626	1,180	0.99%

Total interest-bearing deposits	1,072,362	2,190	0.41%	1,050,138	2,941	0.56%

Subordinated debt	22,500	582	5.20%	22,500	556	4.98%
Junior subordinated debentures	—	—	%	12,019	543	9.11%
Short-term borrowings	13,229	10	0.15%	9,705	12	0.25%
FHLB advances and other borrowings	164,943	1,890	2.30%	146,287	1,819	2.51%

Total interest-bearing liabilities	1,273,034	4,672	0.74%	1,240,649	5,871	0.95%

Noninterest-bearing deposits	314,504			277,264
Other liabilities	24,209			23,914

Total noninterest-bearing liabilities	338,713			301,178

Total liabilities	1,611,747			1,541,827

Shareholders’ equity	189,947			169,559

Total liabilities and shareholders’ equity	$1,801,694			$1,711,386

Interest income to earning assets			4.46%			4.77%

Net interest spread			3.72%			3.82%
Effect of noninterest-bearing sources			0.17%			0.20%

Net interest income/ margin on earning assets		$32,046	3.89%		$31,412	4.02%

Tax equivalent adjustment		$161	0.02%		$207	0.03%

*	Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.